EXHIBIT 10.17

The Vantive Corporation Executive Retention and Severance Plan
Retention and Severance Plan

The Vantive Corporation

Executive Retention and Severance Plan

Adopted December 16, 1998

    Establishment and Purpose
      Establishment. The Vantive Corporation Executive Retention and Severance Plan (the "Plan") is hereby established by the Compensation Committee of the Board of Directors of The Vantive Corporation effective as of December 16, 1998 (the "Effective Date").
      Purpose. The Company draws upon the knowledge, experience and objective advice of its executives in order to manage its business for the benefit of the Company's stockholders. Due to the widespread awareness of the possibility of mergers, acquisitions and other strategic alliances in the Company's industry, the topic of compensation in the event of a Change in Control is an issue in competitive recruitment and retention efforts. The Committee recognizes that if there occurred a Change in Control, the resulting uncertainty regarding the consequences of such an event could adversely affect the Company's ability to attract, retain and motivate its executives. The Committee has therefore determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of key executives notwithstanding the possibility or occurrence of a Change in Control by establishing this Plan to provide key executives with enhanced financial security in the event of a Change in Control. The purpose of this Plan is to provide its Participants with specified compensation and benefits in the event of Termination Upon Change in Control.
    Definitions and Construction
      Definitions. Whenever used in this Plan, the following terms shall have the meanings set forth below:
        "Annual Base Salary" means an amount equal to a Participant's total base salary for a period of twelve (12) months determined at the Participant's base salary rate in effect immediately prior to the Participant's termination of employment with the Company. Annual Base Salary does not include any bonuses, commissions, fringe benefits, car allowances, other irregular payments or any other compensation except base salary.
        "Board" means the Board of Directors of the Company.
        "Cause" means the occurrence of any of the following, as determined by the Board, in good faith:
          the Participant's theft, material act of dishonesty or fraud, or intentional falsification of any employment or other record of any member of the Company Group;
          the Participant's improper use or disclosure of confidential or proprietary information of any member of the Company Group;
          the Participant's gross negligence or willful misconduct in the performance of the Participant's assigned duties (but not mere unsatisfactory performance); or
          the Participant's conviction (including any plea of guilty or nolo contendere) of a crime of moral turpitude causing material harm to the reputation or standing of the Company Group or which materially impairs the Participant's ability to perform his or her duties with the Company Group.
        "Change in Control" means the occurrence of any of the following:
          any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of (i) the outstanding shares of common stock of the Company or (ii) the total combined voting power of the Company's then-outstanding securities;
          the Company is party to a merger or consolidation which results in the holders of the voting securities of the Company outstanding immediately prior thereto failing to retain immediately after such merger or consolidation direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation;
          the sale or disposition of all or substantially all of the Company's assets (or consummation of any transaction having similar effect);
          a change in the composition of the Board of Directors of the Company within any one-year period as a result of which fewer than a majority of the directors are Incumbent Directors; or
          the dissolution or liquidation of the Company.
        "Chief Executive Officer" means the individual serving as the Chief Executive Officer of the Company immediately prior to the earlier of such individual's Termination Upon Change in Control or the occurrence of a Change in Control.
        "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto and any applicable regulations promulgated thereunder.
        "Committee" means the Compensation Committee of the Board.
        "Company" means The Vantive Corporation, a Delaware corporation, and, following a Change in Control, any Successor that agrees to assume all of the terms and provisions of this Plan, or a Successor which otherwise becomes bound by operation of law to this Plan.
        "Company Group" means the Company and each present or future parent and subsidiary corporation thereof.
        "Executive Committee Member" means an individual serving as a member of the Executive Committee of the Company, as designated by the Committee, immediately prior to the earlier of such individual's Termination Upon Change in Control or the occurrence of a Change in Control.
        "Executive Vice President" means an individual serving as an Executive Vice President of the Company, as designated by the Committee, immediately prior to the earlier of such individual's Termination Upon Change in Control or the occurrence of a Change in Control.
        "Good Reason" means the occurrence of any of the following conditions following a Change in Control, without the Participant's informed written consent, which condition(s) remain(s) in effect ten (10) days after written notice to the Company from the Participant of such condition(s):
          assignment of the Participant to responsibilities or duties that are not a Substantive Functional Equivalent of the position which the Participant occupied prior to the Change in Control;
          a material decrease in the Participant's Annual Base Salary or target bonus amount (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Participant);
          any failure by the Company to (i) continue to provide the Participant with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company Group then held by the Participant, in any benefit or compensation plans and programs, including, but not limited to, the Company Group's life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the Participant was participating immediately prior to the date of the Change in Control, or their equivalent, or (ii) provide the Participant with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company Group then held by the Participant;
          the relocation of the Participant's work place for the Company to a location more than 25 miles from the location of the work place prior to the Change in Control, or the imposition of travel requirements substantially more demanding of the Participant that such travel requirements existing immediately prior to the Change in Control; or
          any material breach of this Plan by the Company.
        "Incumbent Director" means a director who either (1) is a member of the Board as of the Effective Date, or (2) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but (3) was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors to the Company.
        "Option" means any option to purchase shares of the capital stock of the Company or of any other corporation which is a member of the Company Group granted to a Participant by the Company or any other such corporation, whether granted before or after a Change in Control, including any such option assumed by or granted in substitution for any such option by a Successor or any other member of the Company Group.
        "Participant" means the Chief Executive Officer and each Executive Vice President and Executive Committee Member designated by the Committee to participate in the Plan, provided such individual has executed a Participation Agreement.
        "Participation Agreement" means an Agreement to Participate in The Vantive Corporation Executive Retention and Severance Plan in the form attached hereto as Exhibit A or in such other form as the Committee may approve from time to time.
        "Permanent Disability" means that:
          the Participant has been incapacitated by bodily injury, illness or disease so as to be prevented thereby from engaging in the performance of the Participant's duties;
          such total incapacity shall have continued for a period of six (6) consecutive months; and
          such incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of the Participant's life.
        "Prior Year Bonus" means an amount equal to the aggregate of all cash bonuses earned by the Participant under the terms of the program, plan or agreement providing for such bonuses for the fiscal year of the Company immediately preceding the fiscal year of the Participant's termination of employment with the Company, whether or not such bonuses were actually paid during the prior fiscal year.
        "Substantive Functional Equivalent" means an employment position occupied by a Participant after a Change in Control that:
          is in a substantive area of competence (such as, accounting, executive management, finance, human resources, marketing, sales and service, operations, etc.) that is consistent with the Participant's experience and not materially different from the position occupied by the Participant prior to the Change in Control;
          requires the Participant to serve in a role and perform duties that are functionally equivalent to those performed prior to the Change in Control (such as, business unit executive with P&L responsibility, product line manager, marketing strategist, geographic sales manager, executive officer, etc.);
          carries a title that does not connote a lesser rank or corporate role than the title held by the Participant prior to the Change in Control;
          does not otherwise constitute a material, adverse change in the Participant's responsibilities or duties, as measured against the Participant's responsibilities or duties prior to the Change in Control, causing it to be of materially lesser rank or responsibility;
          if identified as an executive officer for purposes of the rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, prior to the Change in Control, is so identified as an executive officer of a publicly traded Successor having net assets and annual revenues no less than those of the Company prior to the Change in Control; and
          reports directly to an executive officer, a board chairman, committee or board of directors of the Successor that is no less senior than the executive officer, board chairman, committee or board of directors, as the case may be, to whom the Participant reported at the Company prior to the Change in Control.
        "Successor" means the Company as defined above and any successor or assign to substantially all of its business and/or assets.
        "Termination Upon Change in Control" means the occurrence of either of the following events:
          termination by the Company Group of the Participant's employment for any reason other than Cause during the period commencing thirty (30) days prior to the earlier of (i) the date that the Company first publicly announces it is conducting negotiations leading to a Change in Control or (ii) the date that the Company enters into a definitive agreement that would result in a Change in Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies), and ending on the date which is twelve (12) months (or eighteen (18) months if the Participant is the Chief Executive Officer) after the Change in Control; or
          resignation for Good Reason by the Participant from all capacities in which the Participant is then rendering service to the Company Group within twelve (12) months (or eighteen (18) months if the Participant is the Chief Executive Officer) following a Change in Control;

      provided, however, that Termination Upon Change in Control shall not include any termination of the Participant's employment which is (i) for Cause, (ii) a result of the Participant's death or Disability, or (iii) a result of the Participant's voluntary termination of employment other than for Good Reason.

      Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.
    Eligibility

    Only those persons who are serving as the Chief Executive Officer, an Executive Vice President or an Executive Committee Member are eligible to participate in the Plan. The Committee shall designate those eligible persons who may become Participants in the Plan.

    Treatment of Options Upon Change in Control

    Notwithstanding any provision to the contrary contained in any agreement evidencing an Option granted to a Participant, in the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), shall either assume the issuer's rights and obligations under all then-outstanding Options granted to the Participant or substitute for such Options substantially equivalent options for the Acquiring Corporation's stock. Subject to the limitation set forth in Section 6, in the event that the Acquiring Corporation fails to assume the issuer's rights and obligations under the Participant's outstanding Options or substitute for such Options in connection with the Change in Control, the vesting and exercisability of each of the Participant's outstanding Options (and any unvested shares acquired pursuant to such Options) shall be accelerated to the extent set forth below, effective as of the date ten (10) days prior to the date of the Change in Control. Any such acceleration of exercisability and vesting that was permissible solely by reason of this Section 4 shall be conditioned upon the consummation of the Change in Control. The acceleration of vesting and exercisability set forth below shall be in addition to any acceleration of vesting or exercisability set forth in any agreement evidencing an Option granted to the Participant or in any employment agreement to which the Participant is a party; provided, however, that in no event shall such vesting or exercisability exceed one hundred percent (100%) of the number of shares initially subject to the Option (as the same may be adjusted from time to time in connection with changes in the capital structure of the issuer pursuant to the provisions of such agreement).

      Chief Executive Officer. If the Participant is the Chief Executive Officer, the Participant shall be credited with an additional three (3) years of continuous employment with the Company for purposes of determining the vesting and exercisability of such Options.
      Executive Vice President. If the Participant is an Executive Vice President, the Participant shall be credited with an additional three (3) years of continuous employment with the Company for purposes of determining the vesting and exercisability of such Options.
      Executive Committee Member. If the Participant is an Executive Committee Member, the Participant shall be credited with an additional two (2) years of continuous employment with the Company for purposes of determining the vesting and exercisability of such Options.
    Termination Upon Change in Control
      Compensation and Benefits Previously Earned. In the event of a Participant's Termination Upon Change in Control, the Participant shall be entitled to receive all compensation and benefits earned by the Participant through the date of the Participant's termination of employment, including, without limitation, the compensation and benefits described below.
        Salary. The Participant shall be paid all salary and accrued vacation earned by the Participant through the date of the Participant's termination of employment.
        Bonuses. The Participant shall be paid all bonuses and other incentive or profit sharing payments earned by the Participant through the date of the Participant's termination of employment, provided that the applicable bonus, incentive or profit sharing plan expressly provides for pro ration of such amounts in connection with termination of employment.
        Expense Reimbursement. Within ten (10) days of submission of proper expense reports by the Participant, the Company shall reimburse the Participant for all expenses reasonably and necessarily incurred by the Participant in connection with the business of the Company prior to the Participant's termination of employment.
        Employee Benefits. The Participant shall receive the benefits, if any, under the Company's 401(k) Plan, nonqualified deferred compensation plan, employee stock purchase plan and all other Company benefit plans to which the Participant may be entitled pursuant to the terms of such plans.
        Continued Medical Coverage. The Participant shall be entitled to elect continued medical insurance coverage in accordance with applicable provisions of the Consolidated Budget Reconciliation Act of 1985 ("COBRA").
      Cash Severance Benefits. Subject to the limitation set forth in Section 6, in the event of a Participant's Termination Upon Change in Control, the Participant shall be entitled to the cash severance benefits described below.
        Cash Severance Payment. Within thirty (30) days following the Participant's termination of employment, the Company shall pay a lump sum cash severance payment to the Participant as follows:
          Chief Executive Officer. If the Participant is the Chief Executive Officer, the amount of such payment shall equal the Participant's Annual Base Salary multiplied by two (2).
          Executive Vice President. If the Participant is an Executive Vice President, the amount of such payment shall equal the Participant's Annual Base Salary multiplied by two (2).
          Executive Committee Member. If the Participant is an Executive Committee Member, the amount of such payment shall equal the Participant's Annual Base Salary.
        Bonus Payment. Within thirty (30) days following the Participant's termination of employment, the Company shall pay a lump sum cash severance payment to the Participant as follows:
          Chief Executive Officer. If the Participant is the Chief Executive Officer, the amount of such payment shall equal the Participant's Prior Year Bonus.
          Executive Vice President. If the Participant is an Executive Vice President, the amount of such payment shall equal fifty percent (50%) of the Participant's Prior Year Bonus.
          Executive Committee Member. If the Participant is an Executive Committee Member, the amount of such payment shall equal fifty percent (50%) of the Participant's Prior Year Bonus.
          Recently Hired Participant. Notwithstanding the foregoing, if the Participant was not employed by the Company for the entire fiscal year of the Company preceding the fiscal year of the Participant's termination of employment with the Company, the amount of the payment pursuant to this Section 5.2(b) shall equal the greater of (i) the payment determined under subsection (1), (2) or (3) above, as the case may be, or (ii) eighty percent (80%) of the Participant's target bonus as in effect for the fiscal year of the Participant's termination of employment.
      Acceleration of Vesting of Options. Notwithstanding any provision to the contrary contained in any agreement evidencing an Option granted to a Participant, but subject to the limitation set forth in Section 6, in the event of a Participant's Termination Upon Change in Control, the vesting and exercisability of each of the Participant's outstanding Options (and any unvested shares acquired pursuant to such Options) shall be accelerated effective as of the date of the Participant's termination of employment as set forth below. The acceleration of vesting and exercisability set forth below shall be in addition to any acceleration of vesting or exercisability set forth in any agreement evidencing an Option granted to the Participant or in any employment agreement to which the Participant is a party; provided, however, that in no event shall such vesting or exercisability exceed one hundred percent (100%) of the number of shares initially subject to the Option (as the same may be adjusted from time to time in connection with changes in the capital structure of the issuer pursuant to the provisions of such agreement).
        Chief Executive Officer. If the Participant is the Chief Executive Officer, the Participant shall be credited with an additional three (3) years of continuous employment with the Company for purposes of determining the vesting and exercisability of such Options.
        Executive Vice President. If the Participant is an Executive Vice President, the Participant shall be credited with an additional three (3) years of continuous employment with the Company for purposes of determining the vesting and exercisability of such Options.
        Executive Committee Member. If the Participant is an Executive Committee Member, the Participant shall be credited with an additional two (2) years of continuous employment with the Company for purposes of determining the vesting and exercisability of such Options.
      Benefits Conditioned Upon Resignation. The Participant's entitlement to any compensation or benefits under Sections 5.2 and 5.3 above is conditioned upon the Participant's resignation from all capacities in which the Participant is then rendering services to the Company Group, including from the Board and any committees thereof on which the Participant serves.
    Federal Excise Tax Under Section 4999 of the Code
      Excess Parachute Payment. In the event that any payment or benefit received or to be received by the Participant pursuant to this Plan or otherwise would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such payment or benefit as an excess parachute payment under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amounts of any payments or benefits (including any acceleration of vesting or exercisability of Options) otherwise called for under this Plan in order to avoid such characterization.
      Determination by Independent Public Accountants. To aid the Participant in making any election called for under Section 6.1, upon the occurrence of any event (the "Event") that would give rise to any payment or benefit pursuant to this Plan, the Company shall promptly request a determination in writing by independent public accountants (the "Accountants") agreed to by the Company and the Participant. Unless the Company and the Participant otherwise agree in writing, the Accountants shall determine and report to the Company and the Participant within twenty (20) days of the date of the Event the amount of such payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 6.2. In the event that the report of the Accountants is not received within twenty (20) days following the Participant's Termination Upon Change in Control, the Company shall pay to the Participant the cash severance benefits required by Section 5.2 above (subject to any reduction elected by the Participant pursuant to this Section 6) within ten (10) days of the date of the Accountants' report of their determination.
    Conflict in Benefits; Noncumulation of Benefits
      Effect of Plan. The terms of this Plan, when accepted by a Participant pursuant to an executed Participation Agreement, shall supersede all prior arrangements, whether written or oral, and understandings regarding the subject matter of this Plan and shall be the exclusive agreement for the determination of any payments due to the Participant upon the Participant's Termination Upon Change in Control and accelerated vesting and exercisability of Options due upon the Participant's Termination Upon Change in Control or upon nonassumption of such Options as provided in Section 4, except as provided in Sections 7.2, 7.3 and 15.3 below.
      No Limitation of Regular Benefit Plans. This Plan is not intended to and shall not affect, limit or terminate any plans, programs, or arrangements of the Company that are regularly made available to a significant number of employees, officers or executives of the Company, including without limitation the Company's stock option plans.
      Noncumulation of Benefits. Except as expressly provided in Sections 4 and 5.3 (pertaining to credit for additional years of service for purposes of determining the vesting and exercisability of Options), the Participant may not cumulate cash severance payments and stock option acceleration benefits under both this Plan and another agreement. If the Participant has any other binding written agreement with the Company which provides that, upon a Change in Control or termination of employment, Executive shall receive one or more of the benefits described in Sections 4 and 5 of this Plan (i.e., the payment of cash compensation or acceleration of vesting of stock options), then with respect to those benefits (except as expressly provided in Sections 4 and 5.3 regarding credit for additional years of service for purposes of determining the vesting and exercisability of Options) the aggregate amounts payable under this Plan shall be reduced by the amounts paid or payable under such other agreements.
    Exclusive Remedy

    The payments and benefits provided for in Section 5 shall constitute the Participant's sole and exclusive remedy for any alleged injury or other damages arising out of the cessation of the employment relationship between the Participant and the Company in the event of the Participant's Termination Upon Change in Control. The Participant shall be entitled to no other compensation, benefits, or other payments from the Company as a result of any termination of employment with respect to which the payments and/or benefits described in Section 5 have been provided to the Participant, except as expressly set forth in this Plan or, subject to the provisions of Sections 7 and 15.3, in a duly executed employment agreement between Company and the Participant.

    Proprietary and Confidential Information

    The Participant agrees to continue to abide by the terms and conditions of the confidentiality and/or proprietary rights agreement between the Participant and the Company.

    Nonsolicitation
      Agreement Not to Solicit. If the Company performs its obligations to deliver the severance benefits set forth in Section 5, then for a period of one (1) year after the Participant's Termination Upon Change of Control, the Participant shall not, directly or indirectly, solicit the services or business of or in any other manner persuade any employee, distributor, vendor, representative or customer of the Company to discontinue that person's or entity's relationship with or to the Company.
      Other Agreements Not Superseded. Section 10.1 shall not supersede or limit the terms, including more restrictive terms, of any other agreement by the Participant to refrain from competition with or from soliciting any the employees, distributors, vendors, representatives or customers of Company.
    No Contract of Employment

    Neither the establishment of the Plan, nor any amendment thereto, nor the payment of any benefits shall be construed as giving any person the right to be retained by the Company, a Successor or any other member of the Company Group. The employment relationship between each Participant and the Company is an "at-will" relationship. Accordingly, either the Participant or the Company may terminate the relationship at any time, with or without cause, and with or without notice. In addition, nothing in this Plan shall in any manner obligate any Successor or other member of the Company Group to offer employment to any Participant or to continue the employment of any Participant which it does hire for any specific duration of time.

    Arbitration
      Disputes Subject to Arbitration. Any claim, dispute or controversy arising out of this Plan, the interpretation, validity or enforceability of this Plan or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association; provided, however, that (a) the arbitrator shall have no authority to make any ruling or judgment that would confer any rights with respect to the trade secrets, confidential and proprietary information or other intellectual property of the Company upon the Participant or any third party; and (b) this arbitration provision shall not preclude the Company from seeking legal and equitable relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's intellectual property. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.
      Site of Arbitration. The site of the arbitration proceeding shall be in Santa Clara County, California or any other site mutually agreed to by the Company and the Participant.
      Costs and Expenses Borne by Company. All costs and expenses of arbitration or litigation, including but not limited to reasonable attorneys fees and other costs reasonably incurred by the Participant, shall be paid by the Company. Notwithstanding the foregoing, if the Participant initiates the arbitration or litigation, and the finder of fact finds that the Participant's claims were totally without merit or frivolous, then the Participant shall be responsible for the Participant's own attorneys' fees and costs.
    Successors and Assigns
      Successors of the Company. The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement shall be a material breach of this Plan.
      Acknowledgment by Company. If, after a Change in Control, the Company (or any Successor) fails to reasonably confirm that it has performed the obligation described in Section 13.1 within ten (10) days after written notice from the Participant, the Participant shall be entitled to terminate the Participant's employment with the Company for Good Reason, and to receive the benefits provided under this Plan in the event of Termination Upon Change in Control.
      Heirs and Representatives of Participant. This Plan shall inure to the benefit of and be enforceable by the Participant's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees .
    Notices
      General. For purposes of this Plan, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, as follows:
        if to the Company:

        The Vantive Corporation

        2455 Augustine Drive

        Santa Clara, California 95054

        Attention: General Counsel

        if to the Participant, at the home address which the Participant most recently communicated to the Company in writing.

      Either party may provide the other with notices of change of address, which shall be effective upon receipt.

      Notice of Termination. Any termination by the Company of the Participant's employment for Cause or by the Participant as a result of a voluntary resignation or resignation for Good Reason shall be communicated by a notice of termination to the other party hereto given in accordance with Section 14.1. Such notice shall indicate the specific termination provision in this Plan relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 15 days after the giving of such notice).
    Miscellaneous Provisions
      Unfunded Obligation. Any amounts payable to Participants pursuant to the Plan are unfunded obligations. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Board or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of the Company. The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
      No Duty to Mitigate. A Participant shall not be required to mitigate the amount of any payment contemplated by this Plan (whether by seeking employment with a new employer or in any other manner), nor shall any such payment be reduced by any earnings that the Participant may receive from any other source except as otherwise provided herein.
      No Representations. By executing a Participation Agreement, the Participant acknowledges that in becoming a Participant in the Plan, the Participant is not relying and has not relied on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Plan.
      Amendment. This Plan may be modified, amended or superseded only by a supplemental written agreement between the Participant and the Company. However, the noncumulation of benefits provision of Section 7.3 shall apply to any subsequent agreement, unless (a) such provision is explicitly disclaimed in the subsequent agreement and (b) the subsequent agreement has been authorized by the Board or the Committee.
      Waiver. No waiver by the Participant or the Company of any breach of, or of compliance with, any condition or provision of this Plan by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
      Choice of Law. The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the State of California.
      Validity. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.
      No Assignment of Benefits. The rights of any person to payments or benefits under this Plan shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section shall be void.
      Tax Withholding. All payments made pursuant to this Plan will be subject to withholding of applicable income and employment taxes.
      Consultation with Legal and Financial Advisors. By executing a Participation Agreement, the Participant acknowledges that this Plan confers significant legal rights, and may also involve the waiver of rights under other agreements; that the Company has encouraged the Participant to consult with the Participant's personal legal and financial advisers; and that the Participant has had adequate time to consult with the Participant's advisers before executing the Participation Agreement.
    Agreement

By executing a Participation Agreement, the Participant acknowledges that the Participant has received a copy of this Plan and has read, understands and is familiar with the terms and provisions of this Plan. This Plan shall constitute an agreement between the Company and the Participant executing a Participation Agreement.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Plan was duly adopted by the Committee on December 16, 1998.

EXHIBIT A

FORM OF

AGREEMENT TO PARTICIPATE IN

THE VANTIVE CORPORATION

EXECUTIVE RETENTION AND SEVERANCE PLAN

Agreement to Participate in

The Vantive Corporation

Executive Retention and Severance Plan

Adopted December 16, 1998

In consideration of the benefits provided by The Vantive Corporation Executive Retention and Severance Plan (the "Plan"), the undersigned employee of The Vantive Corporation (the "Company") and the Company agree that, as of the date written below, the undersigned shall become a Participant in the Plan and shall be fully bound by and subject to all of its provisions. All references to a "Participant" in the Plan shall be deemed to refer to the undersigned.

The undersigned employee acknowledges that the Plan confers significant legal rights and may also constitute a waiver of rights under other agreements with the Company; that Company has encouraged the undersigned to consult with the undersigned's personal legal and financial advisers; and that the undersigned has had adequate time to consult with the undersigned's advisers before executing is agreement.

The undersigned acknowledges that he or she has received a copy of the Plan and has read, understands and is familiar with the terms and provisions of the Plan.

PARTICIPANT:

Signature

/s/ *

Name Printed

*

ACKNOWLEDGED AND ACCEPTED:

THE VANTIVE CORPORATION

Thomas L. Thomas, CEO

/s/  Thomas L. Thomas; CEO

*  Signed by the following group of officers:

Thomas L. Thomas
Leonard J. LeBlanc
Guy Dubois
Mike Loo
Steve Sherman
David Schellhase
Donna Taylor
Marie Alexander
Jim Whitaker